UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 22, 2004

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-12882	88-0242733
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 22, 2004, Boyd Gaming Corporation (the “Company”), through a subsidiary, acquired a 13-acre site contiguous to the southwest portion of the Stardust Resort and Casino in Las Vegas. This acquisition increases the Stardust site size to 63 acres owned and nine acres leased. The acquired property is currently occupied by a motel, which the former owner will operate pursuant to a lease with a subsidiary of the Company. The lease expires in November 2006 and contains early termination provisions. The purchase price of the property was approximately $43 million, including the assumption of approximately $16 million in debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: November 23, 2004	By:	/s/ ELLIS LANDAU
Ellis Landau
Executive Vice President and
Chief Financial Officer